                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of The AES Corporation on Form S-8 of our report dated August 4, 2000, covering Groupo EDC's combined financial statements for the years ended December 31,1999, included in the current report filed on Form 8-K dated August 18, 2000 and current report filed on Form 8-K/A dated March 16, 2001 of the AES Corporation.



PIERNAVIEJA, PORTA, CACHAFEIRO
           Y ASOCIADOS
A MEMBER FIRM OF ARTHUR ANDERSEN



Hector L. Gutierrez D.
Public Accountant CPC No. 24321


Caracas, Venezuela
March 23, 2001